Exhibit 99.1

Walker & Dunlop Launches $400 Million Senior Unsecured Notes Offering and Amendment and Extension of its Senior Secured Term Loan Agreement

Bethesda, Maryland – March 3, 2025 – Walker & Dunlop, Inc. announced today that it intends to offer $400 million aggregate principal amount of senior unsecured notes due 2033 in a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”). The notes will be guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries.

Concurrently with the closing of the notes offering, the Company intends to amend and restate its senior secured term loan agreement (together with the notes offering, the “transactions”) to reduce the amount of outstanding senior secured term loans to $450 million, extend the maturity date of the term loan agreement to 2032, and provide for a three-year $50 million revolving credit facility.

The Company intends to use the proceeds from the transactions to reduce the outstanding principal amount under the existing senior secured term loan agreement, together with accrued and unpaid interest thereon, to pay related fees and expenses and for general corporate purposes. The closing of the transactions is subject to market and other customary conditions.

The notes have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements. Accordingly, the notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of, the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Walker & Dunlop

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States and internationally. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

Forward Looking Statements

The statements regarding the expected amount, terms of and anticipated closing date for the notes offering and the amendment of the senior secured term loan agreement contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws.

Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, and (2) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC.

Contacts:

Investors:	Media:
Kelsey Duffey	Nina H. von Waldegg
Investor Relations	VP, Public Relations
Phone 301.202.3207	Phone 301.564.3291
investorrelations@walkeranddunlop.com	info@walkeranddunlop.com

Phone 301.215.5500 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814